Exhibit 99.1

Peter Abram, Senior Vice President & Chief Financial Officer

peter.abram@faro.com

407-333-9911

FARO® Expands Presence in Architecture, Engineering and Construction with Acquisition of kubit™

Lake Mary, FL, March 3, 2015 - FARO Technologies, Inc. (NASDAQ:FARO), the world’s most trusted source for 3D measurement, imaging, and realization technology, announces the acquisition of kubit GmbH, a global leader in the development of software for surveying and as-built documentation. The acquisition also includes substantially all of the assets of its U.S. distributor kubit USA, Inc.

Located in Dresden, Germany, kubit has been developing field-proven software products to enable and simplify the use of real world objects in CAD applications since 1999. Initially launched to link total stations directly to AutoCAD, today kubit is the industry leader in providing tools to integrate 3D laser scan data with CAD environments such as Autodesk Revit and AutoCAD. kubit’s software is hardware independent, giving customers the flexibility to utilize any hardware offering, thus ensuring maximum productivity.

kubit software is used in a large number of applications, including but not limited to:

•	Building Information Modeling (BIM)

•	Archaeology

•	Architecture

•	Plant survey

•	Construction

•	Built heritage conservation

•	Facility management

•	Interior outfitting

•	Police and security forces

•	Surveying

“The acquisition of kubit is an exciting step in FARO’s strategy to develop integrated, disruptive 3D documentation product offerings for the Architecture, Engineering and Construction market,” stated Jay Freeland, FARO’s President and CEO. “By adding kubit’s products to our portfolio, customers now have significantly enhanced software options to serve a vast array of point cloud modeling, analysis needs, and measurement capabilities with very high connectivity to the Autodesk suite of products.”

The all cash transaction includes an initial payment as well as future earnout payments.

For more information about FARO’s 3D scanning solutions visit: http://www.faro.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	The Company’s inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

•	declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO

FARO is the world’s most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

The Company’s global headquarters is located in Lake Mary, FL; its European regional headquarters in Stuttgart, Germany; and its Asia/Pacific regional headquarters in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, Portugal, India, China, Malaysia, Vietnam, Thailand, South Korea, and Japan.

More information is available at http://www.faro.com

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